UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2012

Simmons First National Corporation
(Exact name of registrant as specified in its charter)

Arkansas	000-06253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (870) 541-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 19, 2012, Simmons First National Corporation issued a press release announcing its wholly-owned bank subsidiary, Simmons First National Bank, has entered into a purchase and assumption agreement with loss share arrangements with the Federal Deposit Insurance Corporation to purchase approximately $201 million in assets and to assume all of the deposits and substantially all other liabilities of Excel Bank of Sedalia, Missouri. Copies of the press release and related supplemental materials are attached as Exhibits 99.1 and 99.2 to this Current Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press Release: Simmons First Announces Missouri Acquisition

    Exhibit 99.2.       Supplemental materials to Press Release dated October 19, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation (Registrant)
October 19, 2012 (Date)	/s/ ROBERT A. FEHLMAN Robert A. Fehlman Executive Vice President and Chief Financial Officer

Exhibit Index

    Exhibit 99.1.       Press Release: Simmons First Announces Missouri Acquisition

    Exhibit 99.2.       Supplemental materials to Press Release dated October 19, 2012